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                                                             Exhibit 10 (lxxxxi)



                              THIRTEENTH AMENDMENT
                                       TO
                      YALE MATERIALS HANDLING CORPORATION
                         PROFIT SHARING RETIREMENT PLAN


          The Yale Materials Handling Corporation Profit Sharing Retirement Plan (the "Plan"), established effective as of December 1, 1983, as amended, is hereby further amended in the following respect. The provisions of this Amendment shall be effective as of January 1, 1993. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                   SECTION 1

          Section 8.4 of the Plan is hereby amended by adding the following new paragraph to the end thereof:

          "Notwithstanding any provision of the Plan to the contrary, to the extent required under Section 401(a)(31) of the Code, a Participant or spousal Beneficiary (including alternate payees under the terms of a `qualified domestic relations order' under Code Section 414(p)) may elect to directly transfer a distribution from the Plan which satisfies the requirements of an `eligible rollover distribution' under Section 402(c)(4) of the Code into an eligible retirement plan. The Committee shall adopt, and may amend from time to time, rules of uniform application governing such direct transfers."

          EXECUTED this _____ day of _______________, 1993.


                               YALE MATERIALS HANDLING CORPORATION



                               By:________________________________
                                  Title: